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                                                                    EXHIBIT 24.1

                       FREEPORT-MCMORAN COPPER & GOLD INC.

                             SECRETARY'S CERTIFICATE

         I, Douglas N. Currault II, Assistant Secretary of Freeport-McMoRan Copper & Gold Inc. (the "Corporation"), a Delaware corporation, do hereby certify that the following resolution was duly adopted by the Board of Directors of the Corporation at a meeting held on December 13, 1988, and that such resolution has not been amended, modified or rescinded and is in full force and effect on the date hereof:

                  RESOLVED, That any report, registration statement or other form filed on behalf of this corporation pursuant to the Securities Exchange Act of 1934, or any amendment to such report, registration statement or other form, may be signed on behalf of any director or officer of this corporation pursuant to a power of attorney executed by such director or officer.

         IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Corporation on this 7th day of March, 2002.



                                                 /s/ Douglas N. Currault II
                                             -----------------------------------
                                                   Douglas N. Currault II
                                                     Assistant Secretary
Seal